UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

HARVEST HEALTH & RECREATION INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

000-56224	84-3264202
(Commission File Number)	(IRS Employer Identification No.)

1155 W. Rio Salado Parkway, Suite 201 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480)-494-2261

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definition Agreement.

Arrangement Agreement

On May 10, 2021, Harvest Health & Recreation Inc. (“Harvest”) entered into an arrangement agreement (the “Arrangement Agreement”) with Trulieve Cannabis Corp. (“Trulieve”), pursuant to which, Trulieve has agreed, subject to the terms and conditions thereof, to acquire all of the issued and outstanding subordinate voting shares of Harvest (“Subordinate Voting Shares”), multiple voting shares of Harvest (“Multiple Voting Shares”) and super voting shares of Harvest (the “Super Voting Shares” and, together with the Subordinate Voting Shares and Multiple Voting Shares, the “Harvest Voting Shares”), pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”).

Consideration

Subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement, holders of Harvest Voting Shares will receive 0.1170 of a subordinate voting share of Trulieve (each a “Trulieve Subordinate Voting Share”), subject to adjustment as described below (the “Exchange Ratio”), for each Harvest Voting Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”), with the Super Voting Shares and Multiple Voting Shares treated on an as if converted basis to Subordinate Voting Shares pursuant to their respective terms; provided, the Exchange Ratio may potentially be adjusted downward upon the occurrence of certain permitted Harvest debt re-financings. The Arrangement is intended to qualify as a reorganization for U.S. federal income tax purposes.

At the Effective Time, (i) all Harvest equity awards granted under Harvest’s equity incentive plan that are outstanding immediately prior to the Effective Time will be adjusted so that upon exercise, the holder will be entitled to receive Trulieve Subordinate Voting Shares, with the number of shares underlying such award adjusted based on the Exchange Ratio, (ii) each of the warrants to acquire Subordinate Voting Shares issued by Harvest on May 10, 2019 and on December 30, 2020 that are outstanding immediately prior to the Effective Time will be exercisable, in accordance with the terms, for Trulieve Subordinate Voting Shares, after adjustments to reflect the Arrangement and to account for the Exchange Ratio; (iii) each of the warrants to acquire Multiple Voting Shares issued by Harvest on April 23, 2020 that are outstanding immediately prior to the Effective Time will be exercisable, in accordance with the terms, for Trulieve Subordinate Voting Shares, after adjustments to reflect the Arrangement and to account for the Exchange Ratio; and (iv) all remaining warrants to acquire Subordinate Voting Shares issued by Harvest that are outstanding immediately prior to the Effective Time will be exchanged into warrants of Trulieve to acquire Trulieve Subordinate Voting Shares after adjustments to reflect the Arrangement and to account for the Exchange Ratio.

Conditions to the Arrangement

The Arrangement is subject to a number of conditions, including the approval by at least 66 2/3% of the holders of the Harvest Voting Shares (“Harvest Voting Shareholders”) represented in person or by proxy at a special meeting of Harvest Voting Shareholders (the “Meeting”), voting together as a single class, and if required by applicable law, approval by a majority of the holders of Harvest Voting Shares represented at the Meeting in person or by proxy, excluding the votes of those persons whose votes are required to be excluded under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions. It is a condition to closing in favor of Trulieve that holders of less than 5% of the outstanding Harvest Voting Shares shall have validly exercised dissent rights with respect to the Arrangement that have not been withdrawn as of the effective date of the Arrangement.

In addition, the Arrangement is subject to approval of the Supreme Court of British Columbia (or any other court with appropriate jurisdiction) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement and certain regulatory approvals, including the approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Arrangement is also conditional upon the approval, subject to customary conditions, of the listing of Trulieve Subordinate Voting Shares issuable pursuant to the Arrangement on the Canadian Securities Exchange. The Arrangement Agreement may be terminated by mutual written consent of the Trulieve and Harvest and by either party in certain circumstances as more particularly set forth in the Arrangement Agreement.

Certain Other Terms of the Arrangement Agreement

The Arrangement Agreement includes customary representations, warranties and covenants of Trulieve and Harvest and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between execution of the Arrangement Agreement and the Effective Time.

The Arrangement Agreement provides for customary non-solicitation covenants, subject to the right of the board of directors of Harvest (the “Board”) to consider and accept a superior proposal (as defined in the Arrangement Agreement), and the right of Trulieve to match any such proposal within five business days. The Arrangement Agreement also provides for the payment by Harvest to Trulieve of a $100,000,000 termination fee if the Arrangement Agreement is terminated in certain specified circumstances, including, among other things, in the event that (i) the Board withholds, withdraws, modifies or qualifies any of its recommendations or determinations with respect to the special resolution approving the Arrangement; (ii) the Board, in accordance with certain procedures set forth in the Arrangement Agreement, accepts, recommends, approves or enters into an agreement to implement a superior proposal (as defined in the Arrangement Agreement), or (iii) the Arrangement Agreement is terminated in certain circumstances, including in the event the resolution approving the Arrangement is not approved by Harvest Voting Shareholders, the Arrangement is not consummated on or prior to February 28, 2022 (subject to modification by the parties and extension in certain circumstances), or in the event Harvest willfully failed to fulfill or comply with all covenants contained in the Arrangement Agreement required to be fulfilled or complied with it on or prior to the effective time of the Arrangement, and if (x) prior to the date of termination an acquisition proposal meeting certain requirements has been publicly announced or otherwise communicated to Harvest, and (y) within 12 months of the date of such termination the transaction is completed or Harvest has entered into a definitive agreement with respect to such transaction and such transaction is later consummated or effected (whether or not within such 12 month period). The Arrangement Agreement also provides for the payment by Trulieve to Harvest of a $100,000,000 termination fee if the Arrangement Agreement is terminated due to the fact that the Arrangement is not consummated on or prior to February 28, 2022 (subject to modification by the parties and extension in certain circumstances) solely due to the failure to obtain certain required regulatory approvals.

In the event the Arrangement has not been completed on or before February 28, 2022, Trulieve has agreed to lend Harvest $25,000,000. In addition, Trulieve has agreed to lend Harvest an additional amount of $25,000,000 on each of May 31, 2022, August 31, 2022 and November 30, 2022 if the Arrangement has not been completed by the business day preceding each of those respective dates. Such loans will be subject to acceleration in certain customary or to be negotiated events, which include termination of the Arrangement Agreement in order to enter into an alternative transaction agreement for a superior proposal.

Voting Support Agreements

Pursuant to certain voting support and lock-up agreements (the “Voting Support Agreements”), certain Harvest Voting Shareholders holding an aggregate of more than 50% of the voting power of the Harvest Voting Shares have entered into the Voting Support Agreements with Trulieve, pursuant to which they have agreed to vote in favor of the Arrangement at the Meeting. The Voting Support Agreements terminate in certain circumstances, including upon the termination of the Arrangement Agreement in accordance with its terms. Under the Arrangement Agreement, Harvest has agreed to hold the Meeting no later than September 15, 2021.

The foregoing descriptions of the Arrangement Agreement and Voting Support Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements which are included as Exhibits 2.1, 10.1 and 10.2 to this report. The Arrangement Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Harvest. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of the Arrangement Agreement as of the specific dates therein, were solely for the benefit of the parties to the

Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Harvest’s public disclosures.

Additional Information and Where to Find It

In connection with the proposed transaction, Harvest will file a management information circular and proxy statement on Schedule 14A containing important information about the proposed transaction and related matters. Additionally, Harvest will file other relevant materials in connection with the proposed transaction with applicable securities regulatory authorities. Investors and security holders of Harvest are urged to carefully read the entire management information circular and proxy statement (including any amendments or supplements to such documents) when such document becomes available before making any voting decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The Harvest management information circular and proxy statement will be mailed to Harvest shareholders, as well as be accessible on the EDGAR and SEDAR profile of Harvest.

Investors and security holders of Harvest will be able to obtain a free copy of the management information circular and proxy statement, as well as other relevant filings containing information about Harvest and the proposed transaction, including materials that will be incorporated by reference into the management information circular and proxy statement, without charge, at the Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov) or from Harvest by going to Harvest’s Investor Relations page on its website at https://investor.harvesthoc.com.

Participants in the Solicitation

Harvest and certain of its respective directors, executive officers and employees may be deemed to be participants in the solicitation of Harvest proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Harvest shareholders in connection with the proposed transaction will be set forth in the Harvest management information circular and proxy statement for the proposed transaction when available. Other information regarding the participants in the Harvest proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in such management information circular and proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or Harvest as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This document includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the timing and completion of the transaction, including all the required conditions thereto. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Trulieve and Harvest’s current projections and expectations about future events and financial trends that they believe might affect their financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by each party in light of the experience and perception of historical trends, current conditions and expected future developments and other factors each party believes are appropriate. Forward looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein, including, without limitation, the risks discussed under the heading “Risk Factors” in Harvest’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on EDGAR and with certain Canadian regulators on SEDAR at www.sedar.com and in other periodic reports and filings made by Harvest with the SEC on EDGAR and with such Canadian securities regulators on SEDAR. Although Harvest believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Harvest assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Item 3.02	Unregistered Sales of Equity Securities.

Harvest anticipates that the securities to be issued to the security holders of Harvest pursuant to the Arrangement will be issued in a transaction exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01. Under the Arrangement Agreement, Harvest’s ability to pay dividends prior to the closing of the Arrangement is restricted.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated May 10, 2021, between Trulieve Cannabis Corp. and Harvest Health & Recreation Inc. (included herewith).

10.1	Form of Voting Support and Lock-Up Agreement (included herewith).

10.2	Form of Voting Support Agreement (included herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST HEALTH & RECREATION INC.
(Registrant)

By:	/s/ Steven M. White
Steven M. White
Chief Executive Officer

Dated: May 12, 2021